UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022 (March 25, 2022)

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by FedEx Corporation (“FedEx” or the “Company”) on March 28, 2022 (the “Original Filing”). The Original Filing announced that on March 25, 2022, Frederick W. Smith, Chairman of the Board and Chief Executive Officer of FedEx, had informed the Company’s Board of Directors (the “Board”) that he would step down from his position as Chief Executive Officer effective May 31, 2022, and that effective June 1, 2022, the Board appointed Mr. Smith to serve as Executive Chairman and Chairman of the Board. Rajesh Subramaniam, who previously served as President and Chief Operating Officer of FedEx, was appointed President and Chief Executive Officer of FedEx effective June 1, 2022. The sole purpose of this Amendment is to provide additional information regarding the compensation of Mr. Smith and Mr. Subramaniam in their new roles, as approved by the independent members of the Board on June 13, 2022, based upon the recommendation of the Board’s Compensation and Human Resources Committee.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, FedEx announced that Frederick W. Smith, Chairman of the Board and Chief Executive Officer of FedEx, would step down from his position as Chief Executive Officer effective May 31, 2022. Effective June 1, 2022, the Board appointed Mr. Smith to serve as Executive Chairman and Chairman of the Board. Rajesh Subramaniam, who previously served as President and Chief Operating Officer of FedEx, was appointed President and Chief Executive Officer of FedEx effective June 1, 2022.

In connection with Mr. Smith’s change in role, his annual base salary has been reduced to $910,000, effective June 1, 2022, and his payout opportunity under the Company’s long-term incentive plans (“LTI plans”) has been reduced. Mr. Smith will no longer participate in the Company’s annual incentive compensation plans (“AIC plans”) and he will not receive additional stock options. Mr. Smith’s payout opportunities under the FY21-FY23 and FY22-FY24 LTI plans will be prorated for fiscal 2023 and fiscal 2024 to reflect the decrease in payout opportunity as a result of Mr. Smith’s change in position. The FY23-FY25 LTI plan will be the first LTI plan fully reflecting Mr. Smith’s lower target payout opportunity in his role as Executive Chairman.

In connection with Mr. Subramaniam’s appointment as the Company’s President and Chief Executive Officer, his new annual base salary will be $1,300,000, effective June 1, 2022. Mr. Subramaniam also received a promotional bonus of $250,000, payable in two installments (June 2022 and June 2023) subject to his continued employment through the applicable payment date. Mr. Subramaniam’s target payout opportunity under the fiscal 2023 AIC plan was increased to 165% of his base salary, and his payout opportunity under the LTI plans was increased to reflect his new role. Mr. Subramaniam’s payout opportunities under the FY21-FY23 and FY22-FY24 LTI plans will be prorated for fiscal 2023 and fiscal 2024 to reflect the increase in payout opportunity as a result of his new position. The FY23-FY25 LTI plan will be the first LTI plan fully reflecting Mr. Subramaniam’s increased target payout opportunity in his role as President and Chief Executive Officer. Mr. Subramaniam also will receive restricted stock and stock option awards commensurate with his new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 17, 2022	By:	/s/ Mark R. Allen
		Name:	Mark R. Allen
		Title:	Executive Vice President, General Counsel and Secretary